Exhibit 99.1

LUMONALL ANNOUNCES CHANGES IN OFFICERS

TORONTO, ONTARIO—April 2, 2008 -- Lumonall, Inc. (OTC BB: LUNL), a global supplier of photoluminescent (glow-in-the-dark) emergency signage and guidance systems, announced today that John Simmonds has stepped down as CEO, Mike Hetherman has been appointed CEO, and newcomer Roy Brown has been brought aboard as Vice President, Corporate and Business Development. Mr. Simmonds will be staying on as Chairman of the Board.

Mike Hetherman has served as a member of the board of directors and also as President and COO of Lumonall since May 2007. To date, he has been intimately involved in the development of the business of the Company. Roy Brown, recruited to the Company on March 18, 2008, will assist Mike Hetherman and his team in developing strategic relationships, further photoluminescent products, as well as identifying new markets.

John Simmonds, outgoing CEO stated: “This is a proactive move. Mike has demonstrated the drive and determination to make Lumonall a thriving success so I’m more than confident with this change. I’m very excited regarding the future of Lumonall, and I’ll continue to provide strategic guidance and support to the team and will continue to serve as Chairman of the Board.”

“I can’t be more pleased with Lumonall’s progress over the past year,” said Mike Hetherman, new CEO of the Company. “With a solid distribution and sales network in place, along with an incredible product offering, this is an exciting time to be able to step into this role. I am eager to deliver on the confidence that John and Lumonall’s Board of Directors has placed in me.”

Roy Brown, 47, comes to Lumonall with significant experience in general management, marketing and corporate finance. With a Masters of Economics jointly from McGill and Concordia Universities in Montreal, Mr. Brown started his career in corporate finance, focusing on the insurance industry and financial services, based in Chicago and New York City. From there he became a partner in an asset planning and actuarial consulting firm based in Ottawa, Since that time, Mr. Brown has been Managing Director of a management consultancy based in Toronto.

About Lumonall, Inc.

The Company has distribution partners covering the North American market place. They include the Willis Group of Companies (www.4willis.com), Designer Building Solutions (www.4dbs.com), Butler-Johnson Corporation (www.butler-johnson.com), Hallmark Building Supplies (www.hllmark.com) and Parksite, Inc. (www.parksite.com).

Lumonall, Inc. leverages nearly 20 years of innovation and development in manufacturing, photoluminescent technology, and safety products. Using the company's proprietary PLM formulation, Lumonall intends to internationally market low cost, high performance photoluminescent Exit Signs and Safety Way Guidance Systems. The company's PLM formulation meets all current building code standards.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:

Lumonall, Inc.
     Mike Hetherman
     President & COO
     (416) 702-8221
     (905) 833-9847 (FAX)
     Email: mh@lumonall.com
     Website: http://www.lumonall.com

Investor Relations
     Andrew Barwicki
     516-662-9461

For Media inquiries, please contact:
     Mike Connell
     Communications Director
     aka Communication Associates
     416-463-8913 ext. 230
     mconnell@akacom.com